UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2026

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As previously disclosed, on October 28, 2024, in connection with and in order to consummate the distribution of the previously contemplated dividend described below, Scilex Holding Company (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series 1 Mandatory Exchangeable Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 5,000,000 shares of the Company’s authorized but unissued preferred stock, par value $0.0001 per share, as Series 1 Mandatory Exchangeable Preferred Stock, and issued a press release announcing that the board of directors of the Company (the “Board”) had declared a stock dividend (the “Dividend”) consisting of an aggregate of 5,000,000 shares of Series 1 Mandatory Exchangeable Preferred Stock to be paid to the Company’s stockholders and certain other of its securityholders as of the close of business on November 7, 2024, which date was subsequently changed to January 28, 2025, then to April 11, 2025, then to May 2, 2025, and then to a future date to be determined in the sole discretion of the Board (such future date, the “Record Date”). The Dividend was to be paid on a date to be determined by resolutions of the Board (the “Payment Date”), which was to have been within 60 days following the Record Date (and if such 60th date was not a business day, then the immediately preceding business day). In declaring the Dividend, the Board retained the right to, among other things, revoke the Dividend, and the payment of the Dividend was conditioned upon the Board not having revoked the Dividend prior to the Payment Date.

On February 2, 2026, the Board approved revocation of the declaration of the Dividend (the “Dividend Revocation”). No shares of Series 1 Mandatory Exchangeable Preferred Stock had ever been issued or outstanding as of such date as the Spin-off Dividend (as defined in the Certificate of Designation) did not occur by the Preferred Stock End Date (as defined in the Certificate of Designation).

On February 3, 2026, in connection with the Dividend Revocation, the Company filed a Certificate of Elimination of Series 1 Mandatory Exchangeable Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware. The Certificate of Elimination, which became effective immediately upon filing, eliminated the previously designated 5,000,000 shares of Series 1 Mandatory Exchangeable Preferred Stock and caused such shares to resume their status as undesignated shares of preferred stock of the Company. No shares of Series 1 Mandatory Exchangeable Preferred Stock were issued or outstanding upon the filing of the Certificate of Elimination.

The foregoing is a summary of the terms of the Certificate of Elimination. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Elimination of Series 1 Mandatory Exchangeable Preferred Stock of Scilex Holding Company, dated February 3, 2026.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	Chief Executive Officer & President

Date: February 3, 2026